UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2016

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847) 446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2016, Mr. F. Quinn Stepan, the Chairman of Stepan Company (the “Company”), provided notice to the Company’s Board of Directors (the “Board”) that he is retiring from his position as Chairman of the Company, effective as of December 31, 2016.  Mr. Stepan will continue to serve as a director on the Board.

Also on October 19, 2016, the Board appointed Mr. F. Quinn Stepan, Jr., the Company’s President and Chief Executive Officer and a current director, as the Chairman of the Board, effective immediately upon the effective date of the retirement of Mr. Stepan.  The Board also appointed Mr. Edward J. Wehmer to serve as Lead Independent Director, effective upon the date of the retirement of Mr. Stepan.

The Company issued a press release announcing the resignation of Mr. Stepan as Chairman and the appointment of Mr. Stepan, Jr. as Chairman and Mr. Wehmer as Lead Independent Director.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number: 99.1

Description: Press Release of Stepan Company dated October 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Dated: October 20, 2016
	By:	/s/ Matthew M. Rice
Matthew M. Rice
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Stepan Company dated October 20, 2016